UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 26, 2019

RANGEFORD RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54306	77-116182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Commerce Street, Suite 3500, Fort worth, Texas 76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(817)313-5005

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

SEC Settlement Agreement

On August 26, 2019, Rangeford Resources entered into a settlement agreement with the Securities and Exchange Commission on Administrative Proceeding File No. 3-19306. In the settlement, the registration of each class of Rangeford Resources’ securities registered pursuant to Exchange Act Section 12 would be revoked. The Settlement Agreement is attached as an exhibit.

In conference calls with the SEC staff, the staff encouraged Rangeford’s management to complete two year of audits and file an SEC FORM 10, a Registration Statement used to register securities pursuant to Section 12(g) of the Securities Exchange Act of 1934.

Rangeford Resources’ board and management evaluated its options, advice of securities council, and decided to work with the SEC Staff instead of pursuing a time-consuming legal action. Management expect its FY2018 and FY2019 to be completed by the end of the September 2019 and plans to file its FORM 10 shortly thereafter.

The following is filed as an exhibit to this report:

Exhibit Number*	Title of Document	Location
Item 99
99.01	OFFER OF SETTLEMENT of RANGEFORD RESOURCES, INC.	Attached

Dated: August 26, 2019	Rangeford Resources, Inc.
	By:	/s/ Thomas E. Lindholm
Thomas E. Lindholm, Chief Executive Officer and Director